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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): January 5, 1999


                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.
            (Exact name of registrant as specified in its charter)



             Commission File Number: 1934 Act File Number: 1-13174


                    Maryland                                    54-1681655
          (State of other jurisdiction of                    (I.R.S. Employer
            incorporation or organization)                 Identification No.)


                  2345 Crystal Drive
                   Crystal City, VA                                 22202
                (Address of principal                             (Zip Code)
                  executive offices)

       Registrant's telephone number including area code: (703) 920-8500
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Item 2.   Property Acquisitions
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       On January 5, 1999, Charles E. Smith Residential Realty L.P. ("the
Operating Partnership"), of which Charles E. Smith Residential Realty, Inc. ("the Company") is the sole general partner, acquired a high-rise apartment property located in Crystal City, Virginia ("Buchanan House") for a purchase price of approximately $60 million, from a private investment company. The acquisition was financed with $18 million in proceeds from the December 1998 sale of Marbury Plaza (a 672 unit property in southeast Washington, D.C.), the Company's bank line of credit and debt assumption of $7.4 million. The Buchanan House property has 442 apartment units, averaging 1,173 square feet in size. The property also includes a 900+ car commercial parking garage and 70,000 square feet of commercial/retail space.

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                                  SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on this 20th day of January 1999.

                   CHARLES E. SMITH RESIDENTIAL REALTY, INC.


                              By: /s/ W. D. Minami
                                  ----------------
                                  W. D. Minami
                                  Senior Vice President and Chief Financial
                                  Officer of the Registrant



                              By: /s/ Steven E. Gulley
                                  --------------------
                                  Steven E. Gulley
                                  Vice President and Chief Accounting Officer
                                   of the Registrant

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                                 EXHIBIT INDEX


EXHIBIT NO.   EXHIBIT
----------    ----------------------------------------------------

99.1          Press Release dated January 5, 1999 of the Company


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